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                                                              EXHIBIT 10-BF(a)


                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT, made this 17th day of January 1996, between Catherine

Good Abbott (the "Executive"), and The Columbia Gas System, Inc. (the

"Company").

                              W I T N E S S E T H:

         WHEREAS, the Company wishes to secure the services of the Executive as

Chief Executive Officer of its two wholly-owned subsidiary companies, Columbia

Gas Transmission Corporation and Columbia Gulf Transmission Company (the

"Transmission Companies"); and


         WHEREAS, the Executive is willing to serve as Chief Executive Officer of the Transmission Companies, and to enter into this Agreement on the terms and conditions hereinafter set forth;


         NOW, THEREFORE, in consideration of the mutual promises herein contained, the Company and the Executive hereby agree as follows:


         1.      Employment.  The Company shall employ the Executive, and the

Executive shall serve, as Chief Executive Officer of the Transmission Companies

commencing January 17, 1996.
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                 As Chief Executive Officer of the Transmission Companies, the

Executive will report directly and solely to the Chairman, President and Chief

Executive Officer of the Company.  The Executive agrees to faithfully perform the duties of Chief Executive Officer to the best of her ability and, except for vacations and periods of temporary illness, to devote her full time and attention to the Transmission Companies' business.  If elected, the Executive also agrees to serve as a director and/or officer of any subsidiary or affiliate of the Company.

         2.      Compensation.  For all services to be rendered by the

Executive under this Agreement, the Executive shall be paid compensation and receive benefits from the Transmission Companies as follows:

                 (a)   Base Salary.  A base salary of $325,000 per annum,

payable in accordance with the usual manner of payment of executive salaries by the Transmission Companies.  Any increases that the Executive would be entitled to shall be administered in the same manner as is applicable to all other senior executives of the Transmission Companies as shall be approved by their

Board of Directors.  The term "base salary", for the purpose of this Agreement,

shall include any increases, and, as increased, shall be reduced only if such reduction is part of and consistent with an across-the-board reduction of salaries which occurs prior to a change in control, as described in paragraph

(e) of Section 6, and which affects all members of the senior management of the

Transmission Companies; provided, however, that the base salary shall in no case be reduced below $325,000 per annum.
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                 (b)   Incentive Compensation Plan.  The Executive shall

participate in the Transmission Companies' incentive compensation plan and all other incentive programs for officers of the Transmission Companies as appropriate for her status.

                 (c)    Grant of Contingent Stock.  Ninety (90) days after the

Executive commences employment with the Transmission Companies, the Company shall transfer to the Executive 1,500 shares of the Company's Common Stock, in consideration of the Executive's resignation from employment with her present employer and her willingness to accept employment with the Transmission

Companies.  This transfer shall be subject to the approval of a new Long Term

Incentive Plan at the Company's April, 1996 Annual Stockholders Meeting.  If

such Long Term Incentive Plan is not approved, then a cash payment equivalent to the fair market value of the shares of Contingent Stock as of the date of the Annual Stockholder's Meeting shall be made in lieu of the grant of

Contingent Stock.

         3.      Reimbursement of Expenses.  The parties recognize that in the course of performing her duties under this Agreement, the Executive will incur out-of-pocket expenses for the account of the Transmission Companies.  The

Executive shall be entitled to reimbursement for all reasonable out-of-pocket expenses so incurred, upon submission to the Transmission Companies of an adequate, written accounting.

         4.      Fringe Benefits.  The Executive shall be eligible to

participate fully in all fringe benefits provided by the Transmission Companies for its employees in general, or for its executives, including, but not limited to, the Pension Restoration Plan, the Thrift
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Restoration Plan, any pension plan or profit sharing plan, maintained from time to time by the Transmission Companies, and any life, accident, health,

hospitalization or long-term disability insurance, maintained from time to time by the Transmission Companies.  The eligibility requirements under the

Transmission Companies' Sick Leave Plan shall be waived so that the Executive shall at all times be eligible to receive the maximum benefits under such plan;

i.e., twenty-six weeks at full pay.  The Executive shall also be entitled to receive benefits under the Transmission Companies' Transfer of Personnel Plan.

Subject to any applicable legal limitations, the Executive shall continue to participate in any such fringe benefits, or be provided an equivalent amount of cash payments, during the period the Executive is receiving the payments set forth in paragraph (a)(i) of Section 7 of this Agreement (Severance Benefit).

         5.      Vacation.  The Executive shall be entitled to four weeks of paid vacation for each consecutive 12-month period during her employment by the

Transmission Companies.

         6.      Termination.  The Executive's employment shall be terminated upon the first to occur of the following:

                 (a)   The Executive's death.

                 (b)   The Executive becoming permanently disabled.  Permanent

disability shall mean physical or mental incapacity of a nature which prevents the Executive, in the sole judgment of the Board of Directors of the

Transmission Companies, from performing her duties under this Agreement.

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                 (c)   The Executive's employment being terminated by the

Transmission Companies for any reason other than for cause. Termination for cause shall mean termination by action of the Board of Directors of the

Transmission Companies because of the willful failure of the Executive to perform her duties and obligations under this Agreement or gross negligence in the performance of her duties under this Agreement or the commission by the

Executive of a felony.

                 (d)   The 90th day after the Executive notifies the

Transmission Companies in writing that she is terminating her employment as a result of the Board of Directors of the Transmission Companies removing her from the position of Chief Executive Officer, or a material reduction in her duties and responsibilities in any such position.  Any notice pursuant to this paragraph must be given in writing no later than ninety (90) days after the

Board of Directors of the Transmission Companies fails to initially elect,

reelect, or removes, the Executive or after the material reduction in the

Executive's duties or responsibilities.

                 (e)   The 90th day after the Executive notifies the

Transmission Companies (or any successor to the Transmission Companies) in writing that she is terminating her employment as a result of one of the following events:

                 (i)   The Shareholders of the Company approve an agreement for

         the sale or other disposition of all or substantially all of the assets of the Company through a sale, merger, consolidation, or other business combination transaction.
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                 (ii)   The acquisition by any person or group of

         associated persons of beneficial ownership of 25% or more of the voting securities of the Company (other than a pro forma transaction for a purpose such as changing the name or state of incorporation of the Company).

                 (iii)   During any period of 24 consecutive months,

         individuals who at the beginning of such period constitute the Board of Directors of the Company and any new directors whose

         election by the Board of Directors of the Company or nomination for election by the Company's Shareholders was approved by a vote of at least 2/3 of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors of the

         Company.

Any notice pursuant to this paragraph must be given in writing no later than

180 days after such event.

                 (f)      The Executive notifies the Transmission Companies

that she is terminating her employment, or the Transmission Companies notify the Executive that the Executive's employment is being terminated, for any reason not set forth in the preceding paragraphs of this Section.

         7.      Termination Benefits.

                 (a)   If the Executive's employment is terminated for any of

the reasons set forth in paragraph (c) or (d) of Section 6 (termination by the

Transmission Companies
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without cause or termination by the Executive for cause), the Transmission

Companies shall pay, or provide, to the Executive the following termination benefits:

                 (i)      Severance Benefit.  A severance benefit in an amount

         equal to the sum of (A) the Executive's then annual base salary for a period of 24 months, or, if the Executive's employment is terminated before the first anniversary of the signing of this Agreement by the

         Company and the Executive, a period of 24 months plus the number of months and days between the date the Executive's employment is terminated and the first anniversary of the signing of this Agreement by the Company and the Executive, and (B) a reasonable estimate of the incentive compensation the Executive would have received under the

         Transmission Companies' incentive compensation plan during such 24 month or longer period if her employment had not terminated.  Such benefit shall be paid in monthly installments over such 24 month or longer period and shall commence within a reasonable period of time after such termination.

                 (ii)     New Employment Assistance.  Reasonable assistance in

         obtaining new employment, including, but not limited to, the use of an office, a telephone, and normal secretarial and other office services.

                 (iii)    Payment of Accrued Vacation.  Payment for all

         vacation periods earned and accrued to the date of such termination but not taken.  Such payment shall be made in a single sum within a reasonable period of
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         time after such termination.

                 (b)   If the period of employment is terminated for the reason

set forth in paragraph (a) of Section 6 (death), the Executive's designated beneficiary shall receive, in addition to the death and other benefits provided under the Transmission Companies' fringe benefit programs, the termination benefits set forth in paragraph (iii) of this Section (Payment of Accrued

Vacation).

                 (c)   If the period of employment is terminated for the reason

set forth in paragraph (b) of Section 6 (disability), the Executive shall receive, in addition to the disability benefits provided under the Transmission

Companies' fringe benefit programs, the termination benefits set forth in paragraph (iii) of this Section (Payment of Accrued Vacation).

                 (d)   If the period of employment is terminated for the reason

set forth in paragraph (e) of Section 6 (change in control), the Executive shall receive the termination benefits set forth in paragraphs (a)(i), (ii) and

(iii) of this Section (Severance Benefit, New Employment Assistance and Payment

of Accrued Vacation), except that the amount to be paid under paragraph (a)(i)

(Severance Benefit) shall be equal to the sum of (A) the Executive's then annual base salary for a period of 36 months, and (B) a reasonable estimate of the incentive compensation the Executive would have received under the

Transmission Companies' incentive compensation plan, during such 36 month period if her employment had not terminated.  Such benefit shall be paid in monthly installments over such 36 month period and shall commence within a reasonable period of time after
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such termination.  Notwithstanding the preceding to the contrary, in the event that any payments or benefits received or to be received by the Executive in connection with the Executive's termination of employment (whether under the terms of this Agreement or any other plan, arrangement or agreement with the

Transmission Companies , the Company or any of its subsidiaries) would subject the Executive to an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), then to the extent necessary to eliminate the imposition of such an excise tax (and after taking into account any reduction in payments or benefits under any such other plan, arrangement or agreement),

the payments under paragraph (a) (i) of this Section 6 (Severance Benefit)

shall be reduced.

                 (e)   If the period of employment is terminated for the reason

set forth in paragraph (f) of Section 6 (any other reason), the Executive shall receive only the termination benefit set forth in paragraph (a) (iii) of this

Section (Payment of Accrued Vacation).

         8.      Payment of Legal Fees and Expenses.  The Transmission

Companies shall also pay to the Executive reasonable legal fees and expenses incurred in good faith by the Executive as a result of a termination which entitles the Executive to benefits under the Agreement (including, but not limited to, all such fees and expenses incurred in disputing any such termination or in seeking in good faith to obtain or enforce any benefit or right provided by this Agreement or in connection with any tax audit or proceeding to the extent attributable to the application of Section 4999 of the

Code to any payment or
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benefit provided hereunder).  Such payments shall be made within 5 business days after delivery of the Executive's written requests for payment accompanied with such evidence of fees and expenses incurred as the Company reasonably may require.

         9.      Designation of Beneficiary.  The Executive may designate a beneficiary or beneficiaries, who may be designated contingently or successively and who may be an entity other than a natural person, to receive any termination benefits which may become payable under Section 7 in the event of the Executive's death.  Any such designation may, from time to time and at any time, be changed or canceled by the Executive without the consent of any beneficiary.  Any such designation must be by written notice delivered to the

Transmission Companies.  If the Executive designates more than one beneficiary,

any payments to the Executive's beneficiaries shall be made in equal shares unless the Executive designates otherwise.

         10.     Withholding of Taxes.  Any payments to the Executive, or to her designated beneficiary or beneficiaries, pursuant to the terms of this

Agreement shall be reduced by such amounts as are required to be withheld with respect thereto under all present and future federal, state and local tax laws and regulations and other laws and regulations.

         11.     Notices.  Any notice to be given to the Executive by the

Transmission Companies under this Agreement shall be deemed to have been given by the Transmission Companies and received by the Executive if and when it is hand delivered to the Executive or it is sent by registered or certified mail to the Executive at 2342 Quenby, Houston, TX 77005, or such other address as may be given by the Executive in
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writing to the Transmission Companies.  Any notice to be given to the

Transmission Companies by the Executive under this Agreement shall be deemed to have been given by the Executive and received by the Transmission Companies if and when it is hand delivered by the Executive to the Secretary of the

Transmission Companies or it is sent by registered or certified mail, addressed to the Board of Directors of the Transmission Companies at 1700 MacCorkle

Avenue, Charleston, WV 25325, or such other address as may be given by the

Transmission Companies in writing to the Executive.

         12.     Full and Complete Agreement; Amendment.  This Agreement

constitutes the full and complete understanding and agreement of the parties and supersedes all prior understandings and agreements.  This Agreement may be modified only by a written instrument executed by both parties.

         13.     Nonassignability.  This Agreement and the rights and benefits hereunder are personal to the Company and the Transmission Companies and are

not assignable or transferrable, nor may the services to be performed hereunder be assigned by the Company or the Transmission Companies to any person, firm or corporation; provided, however, that this Agreement and the rights and benefits hereunder may be assigned by the Company and the Transmission Companies to any

corporation acquiring all or substantially all of the assets of the Company or the Transmission Companies or to any corporation into which the Company or the

Transmission Companies may be merged or consolidated, and this Agreement and the rights and benefits hereunder will automatically be deemed assigned to any such corporation.  The Executive's rights and interest under
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this Agreement may not be assigned, pledged or encumbered by the Executive.

The provisions of this Agreement shall enure to the benefit of the Executive's heirs, executors, administrators and successors in interest.

         14.     Construction.  This Agreement shall be construed under the laws of the State of Delaware.

         15.     Execution in Counterparts.  This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         16.     Titles and Headings.  Titles and headings to Sections herein are for purposes of reference only, and shall in no way limit, define or otherwise affect the meaning or interpretation of any of the provisions of this

Agreement.

         IN WITNESS WHEREOF, the parties hereto have duly executed this

Agreement as of the date first set forth above.


                                               THE COLUMBIA GAS SYSTEM, INC.
(Corporate Seal)
                                               By: /s/ O.G. RICHARD, III
                                                   ----------------------------
ATTEST:                                            Chairman, President and
                                                   Chief Executive Officer

    /s/ C.M. AFSHAR
-------------------------------
        Secretary
                                                    /s/ CATHERINE GOOD ABBOTT
                                               --------------------------------
                                                       Catherine Good Abbott